DRS TECHNOLOGIES, INC.


             Proxy Solicited on Behalf of the Board of Directors
     For the Special Meeting of Stockholders to Be Held February 4, 1999

      The undersigned, revoking all previous proxies, appoints Mark S. Newman and Nina Laserson Dunn, and each of them, acting unanimously if more than one be present, attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the special meeting of stockholders of DRS Technologies, Inc. (the "Company") to be held on February 11, 1999 or at any and all adjournments or postponements thereof, and to vote all shares of common stock of DRS which the undersigned is entitled to vote, as designated below.


      This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" proposals 1 and 2. Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When as attorney, executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

                                                       FOR   AGAINST   ABSTAIN

1. To approve and authorize the transactions           [ ]     [ ]       [ ]
   contemplated by the merger agreement.


2. To approve the amendment to DRS' 1996               [ ]     [ ]       [ ]
   Omnibus Plan.


3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Items 1 and 2.

                                    Date:
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                                    Signature

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                                    Signature of joint holder, if any

                                    Please sign as your name appears on the
                                    left. Executors, administrators, trustees, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.

            PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.